UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/06/2008

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On October 6, 2008, David L. Fleisher resigned, effective October 17, 2008, as the Vice President, Chief Financial Officer and Secretary of Huttig Building Products, Inc. (the "Company"). Mr. Fleisher has accepted a position outside of the building products industry. Mr. Fleisher joined the Company in May 2005.

(c)        On October 6, 2008, Kenneth L. Young was appointed as the interim Chief Financial Officer of the Company, effective October 17, 2008. Mr. Young has served as the Treasurer of the Company since January 2006. Prior to joining the Company, Mr. Young served as the Finance Director of Insituform Technologies, Inc., a provider of trenchless sewer rehabilitation, tunneling and industrial pipe linings and a publicly-traded company, from August 2005 to December 2005, where he supervised the treasury and financial services functions. Prior to joining Insituform, Mr. Young was employed for 16 years at MEMC Electronic Materials, Inc., a silicon wafer manufacturer and a publicly-traded company, where he served as Treasurer from 1994 to July 2005. Prior to joining MEMC in 1989, Mr. Young spent 16 years at the Farm Credit Banks of St. Louis, an agricultural lending institution, most recently as Vice President - Finance. Mr. Young is 57 years old.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: October 07, 2008	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer